Exhibit 10.16
RESTRICTED STOCK AGREEMENT
          THIS AGREEMENT, made as of the ___ day of ___, 20___ by and between Gardner Denver, Inc. (hereinafter called the “Company”), and «First» «Last_Name» (hereinafter called the “Employee”);
          WITNESSETH THAT:
          WHEREAS, the Management Development and Compensation Committee of the Board of Directors of the Company (the “Committee”) desires to benefit the Company by increasing motivation on the part of the Employee, who is materially important to the Company, by creating an incentive to remain as an employee of the Company and to work to the very best of the Employee’s abilities; and
          WHEREAS, to further this purpose, the Company desires to make a restricted stock award to the Employee for «Restricted_Shares» shares under the terms of the Company’s Long-Term Incentive Plan (“Plan”):
          NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:
     1. Terms of Award. Pursuant to action of the Committee, which action was taken on ______ ___, 20___ (“Date of Award”), the Company awards to the Employee «Restricted_Shares» shares of the common stock of the Company (“Common Stock”); provided, however, that the shares hereby awarded are nontransferable (including any sale, transfer, exchange, pledge or other disposition) by the Employee during the period described below and are subject to the risk of forfeiture described below. Prior to the time shares become transferable, the shares of Restricted Stock shall bear a legend indicating their nontransferability, and, except as provided in Section 2, if the Employee’s employment with the Company is terminated prior to the time a restriction lapses, the Employee shall forfeit any shares of Restricted Stock which are still subject to the restrictions at the time of termination of such service.
On the date three (3) years after the Date of Award (______ ___, 20___), all of the shares of Restricted Stock shall become transferable by the Employee if the Employee is still an employee of the Company on such date, and has been continuously employed by the Company since the Date of Award. All of the shares of Restricted Stock which have not previously become transferable by the Employee shall be forfeited by the Employee on the date on which the Employee terminates employment with the Company. Notwithstanding the foregoing, in the event of a Change of Control (as defined in the Plan), all previously granted shares of Restricted Stock not yet free of the restrictions of this Section 1 shall become immediately free of such restrictions.
     2. Death, Disability or Retirement of the Employee. In the event of the death or disability (as defined in the Plan) of the Employee, or retirement in accordance with any retirement plan of the Company then in effect, all previously granted shares of Restricted Stock not yet free of the restrictions of Section 1 shall become immediately free of such restrictions. In the event of death, shares of Restricted Stock that become vested in accordance with this Section shall be distributed to the Employee’s beneficiary designated by the Employee on such form and in such manner as may be prescribed by the Company or, if the Employee fails to designate a beneficiary in accordance with the foregoing, to the Employee’s surviving spouse or, if there is no surviving spouse, in equal shares to the Employee’s surviving children or, if there are no surviving children, to the Employee’s estate.
     3. Adjustments Upon Changes in Capitalization or Corporate Acquisitions. Notwithstanding any other provision in the Agreement, if there is any change in the outstanding Common Stock by reason of any stock dividend, stock split, reverse stock split, recapitalization, merger, consolidation, statutory share exchange, sale of all or substantially all assets, split-up combination or exchange of shares or the like, and in the event of any such change in the outstanding Common Stock, the number and class of shares of Common Stock under this award of Restricted Stock not yet vested shall be appropriately adjusted by the Committee, whose determination shall be conclusive.
     4. No Right to Continued Service. Nothing in this Agreement shall be deemed to create any limitation or restriction on such rights as the Company otherwise would have to terminate the employment of the Employee. For purposes of this Agreement, employment by a parent or subsidiary of or a successor to the Company shall be considered to be employment by the Company.
     5. Administration. This award has been made pursuant to a determination made by the Committee, and the Committee or any successor or substitute committee authorized by the Board of Directors or the Board of Directors itself, subject to the express terms of this Agreement, shall have plenary authority to interpret any provision of this Agreement and to make any determinations necessary or advisable for the administration of this Agreement and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to the Employee by the express terms hereof. The Committee shall also have authority, subject to the express provisions of the Plan, to construe the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in this Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect. All action by the Committee under the provisions of this paragraph shall be conclusive for all purposes.
     6. Shares. The shares of Restricted Stock described herein shall be granted in the form of shares registered in the name of the Employee, but subject to the restrictions on transferability and forfeiture described in Section 1, until said restrictions lapse. The Employee will be entitled to all dividends and distributions paid on or with respect to the shares of Restricted Stock, and the Employee will be entitled to instruct the Company how to vote the shares of Restricted Stock while subject to the restrictions herein. If the Employee forfeits any rights the Employee may have under this Agreement, the Employee will, on the day following the event of forfeiture, no longer have any rights as a shareholder with respect to the forfeited portion of the shares of Restricted Stock or any interest therein (or with respect to any shares not then vested), and the Employee will no longer be entitled to receive dividends and distributions with respect to those shares or vote (or instruct the Company how to vote) those shares of Restricted Stock as of any record date occurring thereafter.
     7. Grant Subject to Plan. This award of Restricted Stock is granted under and is expressly subject to all the terms and provisions of the Plan, and the terms of the Plan are incorporated herein by reference. Terms not defined herein shall have the meaning ascribed thereto in the Plan. THE EMPLOYEE HEREBY ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN AND AGREES TO BE BOUND BY ALL THE TERMS AND PROVISIONS THEREOF.
     8. Non-competition. If the Employee, as individual or as a partner, employee, agent, advisor, consultant or in any other capacity of or to any person, firm, corporation or other entity, directly or indirectly, carries on any business, or becomes involved in any business activity, competitive with the Company or any subsidiary, the Committee in its sole discretion, may require the Employee to forfeit immediately, without consideration from the Company, any portion of the Restricted Stock which was not vested prior to the event in violation of this Section 8. In such event, such portion of the Restricted Stock shall immediately become void and of no force and effect.
     9. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois without reference to its principles of conflict of laws.
     10. Amendment. This Agreement may be amended by written agreement of the Participant and the Company, without the consent of any other person.
     11. Entire Agreement. This Agreement sets forth the entire agreement, and supersedes all other agreements and understandings, whether oral or written, by and between the parties relating to the subject matter hereof.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf, and the Employee has, by receipt of this Agreement and acceptance of the benefits hereunder, accepted the terms hereof, all as of the date first above written.

Gardner Denver, Inc.
By:
Title

Employee
By:
«First» «Last_Name»

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